UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 10, 2006
Universal Forest Products, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-22684	38-1465835
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2801 East Beltline, NE
Grand Rapids, Michigan	49525
(Address of principal executive offices)	(Zip Code)
(616) 364-6161
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
On March 8, 2006, the Registrant and its wholly-owned subsidiaries (the “Company”) entered into an accounts receivable sale agreement with Fifth Third Bank. Significant terms of the Agreement include:
-	The Company sells specific receivables to the bank at an agreed upon price.

-	The Company services the receivables sold and outstanding on behalf of the bank in return for an agreed-upon service fee.

-	The Company receives an incentive servicing fee, which the Company accounts for as a retained interest in the receivables sold. The Company’s retained interest is determined based on the fair market value of anticipated collections in excess of the Agreed Base Value of the receivables sold. Appropriate valuation allowances are recorded against the retained interest.

-	The maximum amount of receivables, net of retained interest, which may be sold and outstanding at any point in time under the program is $50 million.

-	The agreement is 3-year committed facility.
A copy of the Agreement is attached as Exhibit 10 to this Current Report.
Item 9.01 Financial Statements, Pro Forma Financial Information, and Exhibits
(c)	Exhibits

10	Program for Accounts Receivable Transfer (“PARTS”) Agreement dated March 8, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)
Dated: March 10, 2006

	By:	/s/ Michael R. Cole

Michael R. Cole, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document
10	Program for Accounts Receivable Transfer (“PARTS”) Agreement dated March 8, 2006.

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